Exhibit 8.1
List of subsidiary companies
At 31 December 2024

The principal operating subsidiary companies of the Rio Tinto Group are listed in Note 30 to the 2024 Financial statements. The principal intermediate holding companies and group finance companies are as follows:

Company and country of incorporation	Principal activities	Class of shares held	Proportion of class held	Group interest
			%	%
Australia
Hamersley Holdings Limited	Holding company	A$ Ordinary shares	100	100
North IOC Holdings Pty Ltd	Holding company	A$ Ordinary shares	100	100
North Limited	Holding company	A$ Ordinary shares	100	100
Pacific Aluminium Pty. Limited	Holding company	A$ Ordinary shares	100	100
Peko-Wallsend Pty Ltd	Holding company	A$ Ordinary shares	100	100
Rio Tinto Finance Limited	Finance company	A$ Ordinary shares	100	100
Rio Tinto Finance (USA) Limited	Finance company	A$ Ordinary shares	100	100
Rio Tinto Investments One Pty Limited	Holding company	A$ Ordinary shares	100	100
Rio Tinto Investments Two Pty Limited	Holding company	A$ Ordinary shares	100	100
RTA Pacific Pty Limited	Holding company	A$ Ordinary shares	100	100
Robe River Limited	Holding company	A$ Ordinary shares	100	100

Bermuda
North IOC (Bermuda) Holdings Limited	Holding company	US$1.00 Ordinary shares	100	100
North IOC (Bermuda) Limited	Holding company	US$1.00 Ordinary shares	100	100
		US$100,000.00 Preferred shares	100	100
	US$143.64 Class A Ordinary shares		100	100
QIT Madagascar Minerals Ltd.	Holding company	US$1.00 Ordinary shares	100	100

Canada
Rio Tinto Canada Inc.	Holding company	CA$ Class B shares	100	100
		CA$ Class C shares	100	100
		CA$ Class D shares	100	100
		CA$ Class J shares	100	100
		CA$ Class S shares	100	100

Netherlands
Oyu Tolgoi Netherlands BV	Holding company	€100 Ordinary shares	100	100
Rio Tinto Eastern Investments B.V.	Holding company	US$12,510,234,217 Ordinary shares	100	100

New Zealand
Pacific Aluminium (New Zealand) Limited	Holding company	NZ Ordinary	100	100

South Africa
Richards Bay Mining Holdings (Proprietary) Limited	Holding company	ZAR1.00 Ordinary shares	100	100
		ZAR1.00 B Ordinary shares	100	100
Richards Bay Titanium Holdings (Proprietary) Limited	Holding company	ZAR1.00 A Ordinary shares	100	100
		ZAR1.00 B Ordinary shares	100	100

United Kingdom
Rio Tinto Copper Holdings Limited	Holding company	US$1.00 Ordinary shares	100	100
		US$1.00 Preference shares	100	100
Rio Tinto Copper Limited	Holding company	US$1.00 Ordinary shares	100	100
Rio Tinto European Holdings Limited	Holding company	£1.00 Ordinary shares	100	100
Rio Tinto Finance plc	Finance company	£1.00 Ordinary shares	100	100
		US$1.00 Ordinary shares	100	100
Rio Tinto Finance (USA) plc	Finance company	£1.00 Ordinary shares	100	100
Rio Tinto International Holdings Limited	Holding company	£1.00 Ordinary shares	100	100

Company and country of incorporation	Principal activities	Class of shares held	Proportion of class held	Group interest
Rio Tinto Minerals Limited	Holding company	US$1.00 Ordinary shares	100	100
		£1.00 Ordinary shares
Rio Tinto Simfer UK Limited	Holding company	US$1.00 Ordinary shares	100	100
Rio Tinto Western Holdings Limited	Holding company	£1.00 Ordinary shares	100	100

United States of America
Rio Tinto America Holdings Inc.	Holding company	US$0.01 Class A Common shares	100	100
		US$100.00 Series A Preferred Stock	100	100
Rio Tinto America Inc.	Holding company	US$100.00 Common shares	100	100
Rio Tinto Finance (USA) Inc.	Holding company	US$1.00 Common shares	100	100
Rio Tinto Minerals Inc.	Holding company	US$0.01 Common shares	100	100
Rio Tinto Technology Holdings Corporation	Holding company	US$1,000 Common shares	100	100